AGREEMENT

      between

(1)   DNA Print genomics, Inc., 900 Cocoanut Avenue, Sarasota, FL 34236, USA referred to as the Purchaser

and

(2) Heidelberg Innovation BioScience Venture II GmbH & Co. KG, represented by Heidelberg Innovation Fonds Management GmbH, Neuenheimer Feld 581, 69120 Heidelberg,

                                                           referred to as BSV II

(3) Heidelberg Innovation Parallel-Beteiligungs GmbH & Co. KG a.A. represented by Heidelberg Innovation Fonds Management GmbH Neuenheimer Feld 581, 69120 Heidelberg

                         referred to as HIPB and together with BSV II as Sellers

Preamble

Biofrontera AG is a German stock corporation registered with the commercial register of the local court Cologne under HRB 49717, with its principle office at Hemmelrather Weg 201, 51377 Leverkusen, Germany (the Biofrontera AG).

As of the signing of this agreement BSVII holds 314,178 preferred shares class B and HIPB holds 169,173 preferred shares class B in Biofrontera AG. Further, BSVII and/or HIPB intend to purchase 191,520 preferred shares class A and 231,587 preferred shares class B in Biofrontera AG from 3i Group Investments Limited Partnership (the 3i). Biofrontera AG intends - with the consent of the holders of the preferred shares class A and B and the consent of Biofrontera AG's general meeting - to convert all preferred shares class A and B into common shares. All shares held by BSVII and HIPB together, including shares acquired from 3i, now and after the conversion of the preferred shares class A and B into common shares are referred to as the Shares.

Biofrontera AG's management board with the consent of the supervisory board has issued 60,000 convertible bonds with the nominal value of EUR 1.00 of each convertible bond pursuant to the authorisation of Biofrontera AG's general meeting dated 18 September 2004 (the Convertible Bonds). As of the signing of this agreement, BSVII holds 22,000 Convertible Bonds and HIPB holds 5,500 Convertible Bonds. Further, BSVII and/or HIPB intend to purchase 15,000 Convertible Bonds from 3i. Each Convertible Bond entitles the bearer to convert the Convertible Bond into one preferred share class B of Biofrontera AG. Biofrontera AG intends - with the consent of the bearer of the Convertible Bonds and the consent of Biofrontera AG's general meeting - to amend the conditions of the Convertible Bonds so that each Convertible Bonds entitles the bearer to convert one Convertible Bond into one common share of Biofrontera AG. All Convertible Bonds held by BSVII and HIPB together, including Convertible Bonds acquired from 3i, now and after the amendment to the conditions of the Convertible Bonds are referred to as the H-Convertible Bonds.

On 18 September 2004 Biofrontera AG as borrower and 3i, BSVII, HIPB, TechnoMedia Kapitalbeteiligungsgesellschaft Koln mbH and Professor Dr. Detlev Riesner as lenders entered into a loan agreement, under which the lenders undertook to grant EUR 1,200,000 to Biofrontera AG of which EUR 150,000 were only to be granted to the Company at the sole discretion of the lenders (the 1. Loan Agreement). Pursuant to the 1. Loan Agreement BSVII granted to Biofrontera AG a loan in the amount of EUR 357,500 of which EUR 22,000 were paid in settlement of the issue price of the H-Convertible Bonds issued to BSVII. Pursuant to the 1. Loan Agreement HIPB granted to Biofrontera AG a loan in the amount of EUR 192,500 of which EUR 5,500 were paid in settlement of the issue price of the H-Convertible Bonds issued to HIPB. Any and all rights and obligations of BSVII under the 1. Loan Agreement (in particular its repayment claim of EUR 335,500) are collectively referred to as the 1. BSVII-Loan. Any and all rights and obligations of HIPB under the 1. Loan Agreement (in particular its repayment claim of EUR 187,000) are collectively referred to as the HIPB-Loan. BSVII and/or HIPB intend to purchase all rights and obligations of 3i under the 1. Loan Agreement, in particular its repayment claim of EUR 247,500 vis-a-vis the Company (3i's rights and obligations under the 1. Loan Agreement collectively referred to as the 3i Loan).

On 13 March 2005 Biofrontera AG as borrower, BSVII, TechnoMedia Kapitalbeteiligungsgesellschaft Koln GmbH and Professor Dr. Detlev Riesner as lenders and the remaining shareholders of Biofrontera AG as of 13 March 2005 entered into loan agreement, under which the lenders undertook to grant EUR 550,000 to Biofrontera AG (the 2. Loan Agreement). Pursuant to the 2. Loan Agreement BSVII granted to Biofrontera AG a loan in the amount of EUR 306,000. Any and all rights and obligations of BSVII under the 2. Loan Agreement (in particular its repayment claim of EUR 306,000) are collectively referred to as the 2. BSVII-Loan. The 1. and 2. BSVII-Loan, the HIPB-Loan and the 3i Loan are referred to as the Loans.

Each of the Sellers intends to waive vis-a-vis the shareholders of Biofrontera AG its rights pursuant to the Loans, subject to the acceptance of Biofrontera AG, and to subscribe for newly issued common shares in Biofrontera AG in return for the waiver (the Conversion). The Sellers intend to subscribe for 57,767 newly issued common shares for the 1.BSVII-Loan, 52,449 newly issued common shares for the 2.BSVII-Loan, 14,441 newly issued common shares for the HIPB-Loan and 39,388 newly issued common shares for the 3i Loan (together the New Shares).

BSVII and HIPB are parties to a shareholders' agreement dated 5 July 2005 (the Shareholders' Agreement), which is fully known to all of the parties hereto. Words in capital letters not defined in this Agreement shall have the meaning ascribed to them in the Shareholders' Agreement.

Biofrontera AG intends to issue convertible bonds up to the aggregated nominal value of EUR 20,000,000. The corresponding shareholders' resolutions substantially in the form of Error! Reference source not found. shall be passed at a shareholders' meeting on 5 July 2005 (the P-Convertible Bonds).

1.    UNDERTAKING OF THE PURCHASER

1.1 Subject to Subclauses 1.4 to 1.7 the Purchaser undertakes vis-a-vis each of the Sellers to purchase the Shares, the New Shares and the H-Convertible Bonds from the Sellers under the terms and condition as set out substantially in Annex 1 (the Purchase Agreement). The parties agree that the final Purchase Agreement shall specify which and how many Shares, New Shares (or Loans, as the case may be) and H-Convertible Bonds will be sold and transferred by which of the Sellers and that each of the Sellers guarantees severally the warranties for the Shares, New Shares (or Loans, as the case may be) and the H-Convertible Bonds. If and to the extent that the Sellers did not effect the Conversion of their Loans as described in the Preamble and subject to Subclauses 1.4 to 1.7 the Purchaser undertakes vis-a-vis the Sellers to purchase the Loans for the purchase price of the New Shares.

1.2 If and to the extent that Shareholders exercise their right of first refusal pursuant to clause 6 of the Shareholders' Agreement and purchase some but not all parts of the Shares or New Shares the Purchaser undertakes - subject to Subclauses 1.4 to 1.7 - vis-a-vis each of the Sellers to purchase the remaining Shares or New Shares under the terms and conditions as set out substantially in the Purchase Agreement.

1.3 If and to the extent that B Investors exercise their Tag-Along Right pursuant to clause 7 of the Shareholders' Agreement the Purchaser undertakes - subject to Subclauses 1.4 to 1.7 - vis-a-vis each of the Sellers to purchase the number of shares of the Exercising B Investors as provided for in clause 7 of the Shareholders' Agreement instead of the relevant number of the Shares and New Shares and the remaining Shares and New Shares under the terms and conditions as set out substantially in the Purchase Agreement.

1.4 The purchase prices for the Shares, New Shares and the H-Convertible Bonds as stipulated in Annex 1 shall be adjusted if and to the extent that the purchase price per share, per Convertible Bond and per New Share subscribed for in connection with waiving the 3i Loan paid by the Sellers to 3i respectively is lower than set forth in Annex 1.

1.5 The Sellers shall only be entitled to exercise their rights pursuant to Subclauses 1.1, 1.2 and 1.3 if Biofrontera AG will not have issued P-Convertible Bonds in the aggregated amount of at least EUR 10,000,000 by 31 December 2005.

1.6 The Sellers shall only be entitled to exercise their rights pursuant to Subclauses 1.1 to 1.5 jointly. Subject to Subclauses 1.2 and 1.3 the Sellers shall only be entitled to exercise their rights pursuant to Subclauses 1.1 to 1.5 with regard to all Shares, New Shares (or Loans, as the case may be) and all H-Convertible Bonds.

1.7 The Sellers must notify the Purchaser of the exercise of their rights pursuant to this Clause in written within the period of 1 January 2006 until 14 January 2006 (inclusive). The receipt of the notice by the Purchaser is conclusive. The Purchaser acknowledges that such exercise is subject to the right of first refusal under clause 6 and the Tag-Along Right under clause 7 of the Shareholders' Agreement. The Purchase Agreement shall be entered into within two weeks of final determination as to what extent the aforesaid rights under the Shareholders' Agreement have been exercised, but in no event later than 12 weeks after the exercise of the Sellers' rights pursuant to Clause 1. Each party undertakes vis-a-vis each other to use all reasonable efforts to the effect, that the Purchase Agreement can be entered into in compliance with this Subclause.

2.    CONSIDERATION

      In consideration for the put-option pursuant to Clause 1, the Sellers grant to the Purchaser a call-option with regard to 60,000 preferred shares class A (acquired from 3i) held by them for the purchase price of EUR 2.00 per share (the Call-Option).

      (a) The Call Option is exercisable for the time period from the date of the signing of this Agreement up until the earlier of the (i) exercise of the put-option pursuant to Clause 1 or (ii) the 28 day after the first day of trading following a stock exchange listing including an initial public offering of Biofrontera AG.

      (b) The Purchaser acknowledges that the exercise of the Call-Option is subject to the right of first refusal under clause 6 and the Tag-Along Right under clause 7 of the Shareholders' Agreement and all other obligations entered into by the Sellers with regard to their Shares and New Shares under the Shareholders' Agreement.

      (c) The Purchaser must notify the Sellers of the exercise of the Call-Option in written. The receipt of the notice by the Sellers is conclusive. The purchase agreement between the Purchaser and the Sellers shall be substantially in the form of the Purchase Agreement. Subclause 1.1 Sentence 2 applies (the Call-Option-Purchase Agreement). The Call-Option-Purchase Agreement shall be entered into within two weeks of final determination as to what extent the aforesaid rights under the Shareholders' Agreement have been exercised, but in no event later than 12 weeks after the exercise of the Purchaser's Call-Option. Each party undertakes vis-a-vis each other to use all reasonable efforts to the effect, that the Call-Option-Purchase Agreement can be entered into in compliance with this Clause.

3.    DURATION

      This Agreement lapses the later of

      (i) the exercise of Sellers' rights under Clause 1 by or on14 January 2006 and the completion of a Purchase Agreement in accordance with Subclause 1.7; or

      (ii) - if the Sellers' right under Clause 1 has not been exercised by or on 14 January 2006 - the exercise of the Call-Option and the completion of a Call-Option-Purchase Agreement in accordance with Subclause 2(c).

4.    ASSIGMENT

      Neither party may assign its rights and obligations under this agreement without the written prior consent of the other parties.

5.    FINAL PROVISION

5.1 Each party shall bear its own costs and expenses in connection with this Agreement, if any.

5.2 BSVII and HIPB shall always act through BSVII who is herewith authorised by HIPB to act in the name and on behalf of HIPB and to act as receiving agent.

5.3 This Agreement is governed by and shall be construed in accordance with the German law. To the extent legally permissible, jurisdiction for all disputes arising out of, or in connection with this Agreement shall be with the competent courts in Frankfurt am Main, Germany.

5.4 The parties irrevocably waive their right to seek dissolution of this Agreement after it has been completed.

5.5 Amendments and additions to this Agreement are only effective if made in writing, to the extent that notarisation is not required. The written form requirement also applies to any waivers, including a waiver of the written form requirement.

5.6 This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

5.7 Should individual terms of this Agreement be or become invalid or unenforceable or should this Agreement contain gaps, the validity of the remaining terms of the Agreement shall remain unaffected and in place of the invalid, unenforceable or missing terms a valid term on which the parties would have reasonably agreed, had they been aware at the signing of this Agreement that the relevant term was invalid, unenforceable or missing, shall be deemed to have been agreed upon. Should a term of this Agreement be or become invalid because of the scope of performance for which it provides then the agreed scope of performance shall be amended to correspond with the extent legally permitted.



-------------------------------               ----------------------------------
         Place, date                          Place, date

                                              ----------------------------------
                                              Place, date

                                    ANNEX 1

                               PURCHASE AGREEMENT


between

(1) Heidelberg Innovation BioScience Venture II GmbH & Co. KG, represented by Heidelberg Innovation Fonds Management GmbH, Neuenheimer Feld 581, 69120 Heidelberg,

                                                            referred to as BSVII

(2) Heidelberg Innovation Parallel-Beteiligungs GmbH & Co. KG a.A. represented by Heidelberg Innovation Fonds Management GmbH Neuenheimer Feld 581, 69120 Heidelberg

                          referred to as HIPB and together with BSVII as Sellers

and

(3)   DNA Print genomics, Inc., 900 Cocoanut Avenue, Sarasota, FL 34236, USA referred to as the Purchaser

Preamble:

Biofrontera AG is a German stock corporation registered with the commercial register of the local court Cologne under HRB 49717, with its principle office at Hemmelrather Weg 201, 51377 Leverkusen, Germany (the Biofrontera AG).

Words in capital letters shall have the meaning assigned to them in the agreement between the Purchaser and the Sellers dated [o 2005 which is attached hereto as Annex o.

The parties to this Agreement stipulate the following:

1.    Sale and Assignment of the Shares, the new Shares and H-Convertible Bonds

1.1 The Sellers herewith irrevocably sell, each with regard to the Shares, New Shares and H-Convertible Bonds held by it only, to the Purchaser the Shares, the New Shares and the H-Convertible Bonds including and together with all ancillary and associated rights of the Shares, the New Shares and the H-Convertible Bonds. The Purchaser irrevocably accepts herewith the sale of the Shares, the New Shares and the H-Convertible Bonds.

1.2 Subject to the payment of the Purchase Price, each of the Sellers assigns to the Purchaser the Shares, the New Shares and the H-Convertible Bonds held by it including and together with all ancillary and associated rights of the Shares, the New Shares and the H-Convertible Bonds and undertake to deliver the deeds of the H-Convertible Bonds. The Purchaser accepts herewith the assignment of the Shares, the New Shares and the Convertible Bonds.

1.3 The right to all results of Biofrontera AG of the current fiscal year and all possible profits of Biofrontera AG incurred in previous fiscal years which have not yet been distributed to the shareholders of Biofrontera AG shall be sold and assigned as well.

2.    Purchase Price

2.1 The purchase price for each Share or each New Share shall be EUR 3.00 except for 191,520 Shares for which the purchase price shall be EUR 2.00 per Shares (representing the number of preferred shares class A acquired by 3i). The purchase price for each H-Convertible Bond shall be EUR 0.30. Hence, the total purchase price for the Shares and the H-Convertible Bonds is EUR [o] (Euro [o]) (the Purchase Price).

2.2 The Purchase Price becomes due one week after all consent requirements pursuant to Clause 4 have been fulfilled and the Sellers have notified the Purchaser thereof. The Purchase Price is to be paid to BSVII's bank account, account number o at o bank code o. The Purchaser fulfils its payment obligation to HIPB by transferring the Purchase Price owed to HIPB to BSVII's account.

2.3 Should any relevant tax authority or court rule that the sales and assignments of the Shares, the New Shares and the H-Convertible Bonds set out in Clause 1 are taxable for VAT, the Purchaser agrees to pay the VAT to the Sellers in accordance with such decision and applicable law.

3.    Warranty

      As of the date of the signing of this Agreement and as of the date on which the title to the Shares, the New Shares and the H-Convertible Bonds is transferred to the Purchaser, each of the Sellers severally but not jointly, each with regard to the Shares, New Shares and H-Convertible Bonds held by it only, guarantee the correctness and completeness of the following statements by means of an independent guarantee promise within the meaning of section 311 para 1 of the German Civil Code, referred to as the BGB, which - according to the parties' express intention - does not constitute a guarantee for the quality of the Shares, the New Shares and the H-Convertible Bonds within the meaning of sections 443 para 1 alternative 1, 444 alternative 2 of the BGB but a promise which is made from the start only with the content restricted to the following:

      (a) The Sellers are the holders of the Shares, the New Shares and the H-Convertible Bonds. Neither the Shares, the New Shares nor the H-Convertible Bonds are encumbered with third party's rights (except for obligations under the agreements referred to in Schedule 1).

      (b) The Shares and the New Shares have been fully paid up. Capital contributions with regard to the Shares and with regard to the New Shares have not been paid back to the Sellers. The issue price of the H-Convertible Bonds has been completely paid.

      (c) No further warranties and guarantees are granted. In particular, the Sellers do not warrant Biofrontera AG's solvency.

4.    Consent Requirements/Assignment of Contract

4.1 The parties to this Agreement acknowledge that pursuant to Clause 8 (3) of Biofrontera AG's articles of association the assignments of the Shares and the New Shares require the consent of Biofrontera AG. Pursuant to Clause 8
      (3) sentence 2 of Biofrontera AG's articles of association Biofrontera AG's management board declares such consent on the basis of a shareholders' resolution. Further, Clause 8.2 of the terms of the H-Convertible Bonds provide that the transfer of the H-Convertible Bonds requires the consent of the Biofrontera AG.

4.2 Having regard to the preceding paragraph the parties agree that this Agreement shall become effective with the receipt of the consents of Biofrontera AG to the [Purchaser/to the Sellers] pursuant to Clause 4.1.

4.3 The parties of this Agreement agree to enter into an agreement stipulating the assignment of contracts to which the Sellers are parties, namely the shareholders' agreement.

5.    Final Provision

5.1 Each party shall bear its own costs and expenses in connection with this Agreement, if any.

5.2 BSVII and HIPB shall always act through BSVII who is herewith authorised by HIPB to act in the name and on behalf of HIPB and to act as its receiving agent.

5.3 This Agreement is governed by and shall be construed in accordance with the German law. To the extent legally permissible, jurisdiction for all disputes arising out of, or in connection with this Agreement shall be with the competent courts in Frankfurt am Main, Germany.

5.4 The parties irrevocably waive their right to seek dissolution of this Agreement after it has been completed.

5.5 Amendments and additions to this Agreement are only effective if made in writing, to the extent that notarisation is not required. The written form requirement also applies to any waivers, including a waiver of the written form requirement.

5.6 This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

5.7 Should individual terms of this Agreement be or become invalid or unenforceable or should this Agreement contain gaps, the validity of the remaining terms of the Agreement shall remain unaffected and in place of the invalid, unenforceable or missing terms a valid term on which the parties would have reasonably agreed, had they been aware at the signing of this Agreement that the relevant term was invalid, unenforceable or missing, shall be deemed to have been agreed upon. Should a term of this Agreement be or become invalid because of the scope of performance for which it provides then the agreed scope of performance shall be amended to correspond with the extent legally permitted.


                       /s/ Timo Hercegfi
-------------------    ---------------------------------------------------

place/date             Heidelberg Innovation BioScience Venture II GmbH & Co. KG

                       /s/ Timo Hercegfi
-------------------    --------------------------------------------------

place/date             Heidelberg Innovation Parallel-Beteiligungs GmbH & Co. KG

                       /s/ Richard Gabriel
-------------------    ------------------------------------

place/date